UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2015

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 6, 2015, Global Eagle Entertainment Inc. (“we” “us” or the “Company”) entered into a Consent to Loan and Security Agreement, dated as of December 22, 2014, by and among Citibank, N.A. (“Citibank”), the Company, and the direct or indirect domestic subsidiaries of the Company listed on Schedule 1 thereto or otherwise a party thereto from time to time (the “Credit Agreement”), pursuant to which Citibank consented to the issuance by the Company of $75 million aggregate principal amount of senior unsecured convertible notes (or up to $82.5 million if the initial purchasers’ option to purchase additional notes is exercised in full) (the “Convertible Notes”) and agreed that such issuance, and complying with the terms thereof, shall not constitute an event of default under the Credit Agreement, provided that such compliance shall be in accordance with the terms of the Credit Agreement as amended by such Consent (the “Consent”).

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the text of the Consent, a copy of which will be filed in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

Item 2.02.	Results of Operations and Financial Condition.

This Current Report on Form 8-K furnishes specified estimated operating and financial information for the Company for the fourth quarter and full-year ended December 31, 2014.

Recent Developments

Expected Full-Year and Fourth Quarter 2014 Results

Our financial results for the full year and fourth quarter of 2014 are not yet finalized. However, the following information reflects our preliminary expectations with respect to such results:

•	Revenue. We expect to report full-year 2014 revenue in the range of $383 million to $388 million and, accordingly, fourth quarter 2014 revenue in the range of $96.3 million to $101.3 million.
•	Adjusted EBITDA and Operating Loss Before Income Taxes. We expect to report full-year 2014 Adjusted EBITDA in the range of $29.7 million to $31.5 million and, accordingly, fourth quarter 2014 Adjusted EBITDA in the range of $9.3 million to $11.1 million. We expect to report full-year 2014 operating loss before income taxes in the range of $46.1 million to $47.1 million and, accordingly, fourth quarter 2014 operating loss before income taxes in the range of $20.0 million to $21.0 million.
•	Cash Capital Expenditures. We expect to report full-year 2014 cash capital expenditures in the range of $8.5 million to $9.5 million.
•	New Aircraft Installations. We expect to report full-year 2014 new aircraft installations of our connectivity system of 101.

The estimated full-year and fourth quarter 2014 results are preliminary, unaudited and subject to completion, reflect management’s estimates based solely upon information available to it as of the date of this prospectus supplement and are not a comprehensive statement of our financial results for the full year or fourth quarter of 2014. Such preliminary estimates are subject to the closing of the full year and fourth quarter of 2014 and finalization of year-end financial and accounting procedures (which have yet to be completed) and should not be viewed as a substitute for full-year or quarterly financial statements prepared in accordance with generally accepted accounting principles in the United States of America, or GAAP. Our independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed or performed any procedures with respect to these preliminary estimates or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto.

We have provided ranges for certain of the preliminary results described above primarily because our financial closing procedures for the full-year and fourth quarter 2014 are not yet complete, and we do not expect to complete our financial statements for the full year and fourth quarter of 2014 until after completion of this offering. As a result, there is a possibility that our full-year and fourth quarter 2014 financial results could vary from these preliminary estimates. We currently expect that the full-year and fourth quarter 2014 revenue, Adjusted EBITDA and full-year cash capital expenditures will be within the ranges estimated above. However, we caution you that such estimates are forward-looking statements and are not guarantees of future performance or outcomes, and that actual results may differ materially. In addition to the completion of our financial closing procedures, and the procedures and audit to be conducted by Ernst & Young LLP, factors that could cause actual results to differ from those described above are set forth above under “Cautionary Note Regarding Forward-Looking Statements” and are set forth and incorporated by reference below under “Risk Factors.” Accordingly, you should not place undue reliance upon this preliminary information. You should read this information together with our financial statements and the related notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” for prior periods incorporated by referenced into this prospectus supplement.

Adjusted EBITDA Description and Reconciliation

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, net income (loss), operating loss before income taxes or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flow or liquidity. For more information on this non-GAAP financial measure, please see the reconciliation table and notes thereto below.

Adjusted EBITDA is the primary measure used by our management and board of directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of our board of directors to establish the funding targets for and fund the annual bonus pool for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as operating loss before income taxes before, when applicable, other income (expense), interest expense (income), depreciation and amortization, as further adjusted to eliminate the impact of, when applicable, stock-based compensation, acquisition and realignment costs, restructuring charges, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Other income (expense), acquisition and realignment costs and restructuring charges include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with our expansion into China that did not generate associated revenue in 2014, (e) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, (f) impairment of a portion of certain receivables directly attributable to a customer undergoing economic hardships from recent trade sanctions imposed by the European Union and the United States on Russia, (g) changes in the fair value of our derivative financial instruments and (h) any restructuring charges in the period pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect our cash requirements in connection with legal settlements;

•	Adjusted EBITDA does not reflect the impact of the failure of one of our customers to pay certain amounts owed to us as a result of recent trade sanctions imposed by the European Union and the United States on Russia;

•	Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA excludes the impact of certain foreign denominated assets and liabilities translated to U.S. currency exchange rates on our business;

•	Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;

•	Adjusted EBITDA does not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

The following table sets forth a reconciliation of our expected fourth quarter and full-year 2014 Adjusted EBITDA to expected fourth quarter and full-year 2014 operating loss before income taxes.

(Preliminary Estimates, Unaudited)
(Range of estimates in millions)	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Operating loss before income taxes(1)	($20.0) - ($21.0)	($46.1) - ($47.1)
Other (income) expense (2)	$10.1 - $12.2	$12.8 - $14.9
Depreciation and amortization	$8.5	$34.5
Stock-based compensation	$1.8	$8.3
Acquisition and realignment costs (3)	$7.4 - $8.0	$16.1 - $16.7
Restructuring charges (4)	$1.5 - $1.6	$4.1 - $4.2
Adjusted EBITDA	$9.3 - $11.1	$29.7 - $31.5

(1)	Adjusted EBITDA is reconciled to operating loss before income taxes rather than net income (loss) attributable to common stockholders because our financial closing and review procedures for the fourth quarter and full-year of 2014 have not been completed, and as a result, as of the date of this prospectus supplement, our income tax provision for the periods presented cannot yet be calculated.
(2)	Other income (expense) principally includes the change in fair value of our derivative financial instruments of approximately $7.5 million in the fourth quarter of 2014 and $7.0 million for the full-year 2014, certain non-recurring expenses through the third quarter of 2014 associated with our expansion into China that did not generate associated revenue in 2014, and a one-time non-cash impairment provision recorded during the fourth quarter of 2014 on certain accounts receivables owed for equipment shipped to a Russian customer in 2013 and the first half of 2014. At December 31, 2014, the Russian customer had a total outstanding accounts receivable balance of $4.1 million. While this customer has agreed in principle to a multi-year payment plan on these outstanding receivables beginning late in the first quarter of 2015, we believe that the recent trade sanctions imposed by the European Union and the United States on Russia may alone or in combination continue to adversely affect the collectability of such accounts receivable, and as a result we recorded a one-time impairment provision of $4.1 million during the fourth quarter of 2014, which is included in our estimated fourth quarter 2014 and full-year 2014 GAAP operating loss before income taxes. Of this, $2.8 million, which relates solely to our cost in the underlying equipment shipped to this customer, is included in other income (expense). Management does not consider these costs to be indicative of our core operating results.

(3)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities and (d) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date. Management does not consider these costs to be indicative of our core operating results.
(4)	Includes restructuring expenses pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

Item 7.01	Regulation FD Disclosure.

On February 9, 2015, the Company issued a press release announcing that it is offering $75.0 million in aggregate principal amount of Convertible Notes (or up to $82.5 million if the initial purchasers’ option to purchase additional notes is exercised in full) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and that certain stockholders of the Company are offering 8,300,000 shares of common stock, par value $0.0001 per share, of the Company in a public offering pursuant to a final prospectus supplement and accompanying prospectus forming a part of the effective shelf registration statement on Form S-3 (File No. 333-188121). A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Eagle Entertainment Inc.

Dated: February 9, 2015	By:	/s/ Jay Itzkowitz
Name: Jay Itzkowitz
Title: Senior Vice President and General Counsel

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 9, 2015.